UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2026

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Ste 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in that Current Report on Form 8-K (the “Prior 8-K”) filed by Adial Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 11, 2026, the Company acquired Azora Therapeutics, Inc. (“Azora”), in accordance with the terms of the Agreement and Plan of Merger, dated June 11, 2026 (the “Merger Agreement”), by and among the Company, Adial Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Adial Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and Azora. Under the terms of the Merger Agreement, upon the consummation of the Merger, in exchange for the outstanding shares of capital stock of Azora immediately prior to the effective time of the Merger, the Company issued to the stockholders of Azora an aggregate of (i) 437,474 shares of its common stock, par value $0.001 per share (the “Common Stock”), and (ii) 12,930.617 shares of its Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), each share of which is convertible into 1,000 shares of Common Stock.

In connection with the Merger, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “PIPE Investors”) on June 11, 2026, pursuant to which the Company sold and issued to the PIPE Investors, in a private placement transaction (the “PIPE”), pre-funded warrants (the “Initial Closing PIPE Pre-Funded Warrants”) to purchase an aggregate of 9,749,345 shares of Common Stock. As further disclosed in the Prior 8-K, on June 11, 2026, the Company also entered into exchange agreements (the “Exchange Agreements”), with the former holders of Azora promissory notes (the “Former Azora Noteholders”), pursuant to which the Company issued pre-funded warrants (the “Initial Closing Noteholder Pre-Funded Warrants” and, together with the Initial Closing PIPE Pre-Funded Warrants, the “Initial Closing Pre-Funded Warrants”) to purchase an aggregate of 2,031,603 shares of Common Stock to the Former Azora Noteholders in exchange for the extinguishment of the Company’s guarantee of the payment of notes issued by Azora to the Former Azora Noteholders in the principal amount of $5,500,000 (the “Azora Notes”) and the retirement of the Azora Notes (the “Note Exchange”).

Pursuant to the Purchase Agreement and the Exchange Agreements, the PIPE Investors and the Former Azora Noteholders have the right to participate in one or more additional closings, at which they will have the right, but not the obligation, to purchase additional pre-funded warrants (the “Milestone Pre-Funded Warrants”) to purchase up to an aggregate of 11,780,946 shares of Common Stock together with common warrants (the “Milestone Common Warrants” and, together with the Milestone Pre-Funded Warrants, the “Milestone Warrants”), to purchase up to an aggregate of 11,780,946 shares of Common Stock at a combined purchase price of $2.7489 per set of Milestone Warrants; provided, however, that to the extent that a PIPE Investor or a Former Azora Noteholder were to exercise any of their respective Initial Closing Pre-Funded Warrants prior to any such additional closing, such PIPE Investor’s or Former Azora Noteholder’s right to purchase Milestone Warrants would be decreased by the percentage of their Initial Closing Pre-Funded Warrants that they exercised (the “Penalty Provision”).

For additional information regarding the terms and conditions of the Purchase Agreement and the Note Exchange Agreements, as well as the other transactions and agreements entered into by the Company in connection therewith, please refer to the Prior 8-K, including the copies of the Purchase Agreement, Exchange Agreement and other agreements filed as exhibits thereto.

Item 1.01 Entry into a Material Definitive Agreement.

After the closing of the PIPE and the Note Exchange, it was determined that, for accounting purposes, the Penalty Provision in the Purchase Agreement and Exchange Agreements caused the entire value of the Milestone Warrants that the PIPE Investors and Former Azora Noteholders have a right to purchase to be classified as a liability in the Company’s financial statements, as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which the Company filed with the SEC on August 14, 2026, which in turn caused the Company’s stockholders’ equity to fall below the minimum stockholders’ equity required for continued listing of the Company’s Common Stock on the Nasdaq Capital Market as of June 30, 2026, as well as below the minimum stockholders’ equity amount required for Nasdaq for approval of the Company’s Initial Listing Application in connection with the anticipated change in control that will be triggered by approval by the Company’s stockholders of certain of the proposals being presented for approval at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”).

On September 16, 2026, the Company entered into an Amendment No. 2 to Securities Purchase Agreement (the “Purchase Agreement Amendment”) with certain PIPE Investors, constituting holders of the Majority of Interest (as defined in the Purchase Agreement), pursuant to which the Purchase Agreement was amended to (i) remove the Penalty Provision and to (ii) add a provision prohibiting the PIPE Investor from offering for sale, selling, assigning, transferring, pledging or otherwise disposing of certain of the shares of Common Stock issuable upon exercise of the Initial Closing PIPE Pre-Funded Warrants for the Lock-Up Period specified in the Purchase Agreement Amendment, subject to certain exceptions.

On September 16, 2026, the Company also entered into an Amendment No. 1 to Note Exchange Agreement (the “Note Agreement Amendment” and together with the Purchase Agreement Amendment, the “Amendments”) with certain Former Azora Noteholders who received Initial Closing Noteholder Pre-Funded Warrants to purchase an aggregate of 1,504,098 shares of Common Stock in the Note Exchange, pursuant to which the Note Exchange Agreements were amended to (i) remove the Penalty Provision and to (ii) add a provision prohibiting such Former Azora Noteholders from offering for sale, selling, assigning, transferring, pledging or otherwise disposing of certain of the shares of Common Stock issuable upon exercise of the Initial Closing Noteholder Pre-Funded Warrants for the Lock-Up Period specified in the Note Agreement Amendment, subject to certain exceptions. The Company intends to enter into a similar amendment with additional Former Azora Noteholders in the near term.

The purpose of the Amendments is to change the accounting treatment of the Milestone Warrant rights so that the value of the Milestone Warrants is no longer treated as a liability on the Company’s financial statements, and to ensure that the Company regains compliance with the continued listing requirements and satisfies the initial listing standards of the Nasdaq Capital Market.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement Amendment and Note Exchange Agreement Amendment, the forms of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

As previously announced, the Company plans to hold its Annual Meeting on September 17, 2026, at 8:30 a.m. Eastern Daylight Time, unless postponed or adjourned to a later date. At the Annual Meeting, stockholders will be asked to approve, among other things, the issuance of shares of Common Stock upon conversion of Series A Preferred Stock, which (i) will represent more than 19.99% of the shares of Common Stock outstanding immediately prior to execution of the Merger Agreement, and (ii) result in the change of control of the Company pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively. In connection with the Annual Meeting, the Company is filing, as an exhibit to this Current Report on Form 8-K, unaudited pro forma condensed consolidated balance sheet of the Company for the quarter ended June 30, 2026, presenting the historical consolidated financial position of the Company for the quarter ended June 30, 2026, as adjusted to give effect to the conversion of the shares of Series A Preferred Stock into shares of Common Stock and to reflect the change in accounting treatment of the Milestone Warrants as a result of the Amendments, as discussed in Item 1.01 above.

The unaudited pro forma condensed balance sheet, including the notes thereto, should be read in conjunction with the financial statements of the Company and the Company’s management’s discussion and analysis of financial condition and results of operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026. Such unaudited pro forma condensed financial information is presented for illustrative purposes only and may not be an indication of the Company’s financial condition following the conversion of the Series A Preferred Stock and execution of the Amendments for several reasons. The unaudited pro forma condensed balance sheet has been derived from the historical unaudited financial statements of the Company for the quarter ended June 30, 2026, and certain adjustments and assumptions have been made regarding the Company after giving effect to the conversion of the Series A Preferred Stock and execution of the Amendments. The unaudited pro forma condensed balance sheet does not reflect all costs that are expected to be incurred by the Company in connection with the conversion of the Series A Preferred Stock and execution of the Amendments. As a result, the actual financial condition of the Company following the conversion of the Series A Preferred Stock and execution of the Amendments may not be consistent with, or evident from, the unaudited pro forma condensed balance sheet. Certain assumptions used in preparing the unaudited pro forma condensed balance sheet may not prove to be accurate, and other factors may affect the Company’s financial condition following the conversion of the Series A Preferred Stock and execution of the Amendments. For more information, please see Exhibit 99.1 attached hereto and incorporated herein by reference.

For additional information regarding the Annual Meeting, please refer to the Company’s Definitive Proxy Statement, filed with the SEC on August 24, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Form of Amendment No. 2 to Securities Purchase Agreement, dated September 16, 2026, by and between Adial Pharmaceuticals, Inc. and the investor signatories thereto.
10.2	Form of Amendment No. 1 to Note Exchange Agreement, dated September 16, 2026, by and between Adial Pharmaceuticals, Inc. and the investor signatories thereto.
99.1	Unaudited Pro Forma Condensed Balance Sheet of Adial Pharmaceuticals, Inc. for the quarter ended June 30, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2026	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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